EXHIBIT 99.1
Upland Software Reports Second Quarter 2019 Financial Results
AUSTIN, Texas, August 7, 2019 /Businesswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based enterprise work management software, today announced financial and operating results for the second quarter of 2019 and provided guidance for its third quarter and full year of 2019.
Second Quarter 2019 Financial Highlights

•	Total revenue was $53.0 million, an increase of 47% from $35.9 million in the second quarter of 2018.

•	Subscription and support revenue was $48.7 million, an increase of 47% from $33.2 million in the second quarter of 2018.

•	GAAP net loss was $5.4 million, or a loss of $0.24 cents per share, compared to a GAAP net loss of $5.2 million, or a loss of $0.26 cents per share, in the second quarter of 2018.

•	Adjusted EBITDA was $19.1 million, or 36% of total revenue, an increase of 52% from $12.5 million, or 35% of total revenue, in the second quarter of 2018.

•	Cash on hand as of the end of the second quarter was $108.4 million.

•	Completed successful follow-on equity offering raising $159.4 million ($151.1 million, net).

•	Successfully marketed $410 million of combined upgraded credit facilities which subsequently closed on August 6, 2019.

“Q2 was a major milestone quarter: we beat the top of our guidance ranges on both revenue and Adjusted EBITDA, exceeded $200 million annualized revenue run rate for the first time, closed two accretive and strategic acquisitions, released a host of product enhancements, and saw strong sales bookings,” said Jack McDonald, chairman and CEO of Upland Software. “Moreover, we strengthened our acquisition war chest with a successful $159.4 million public equity offering and, just this week, closed a successful $410 million credit financing,” he added.  “Our acquisition pipeline is robust, our war chest has been reloaded, our ability to successfully integrate acquired products has never been stronger, and, as our raised guidance reflects, we look forward to a strong second half of 2019.”
Second Quarter Business Highlights

•	Expanded 243 existing customer relationships, including 48 major expansions, and added 150 new customer relationships, including 38 major accounts.

•
Delivered major releases for our Knowledge Management, Enterprise Sales Enablement, and Document Lifecycle Automation solution suites along with 20 feature packs across our product portfolio, enhancing usability, functionality, and performance for our customers.

•
Further improved our integration execution, by migrating to our robust Project and Portfolio Management tool, Upland PowerSteering, from a spreadsheet-based approach, enabling our integration teams to enjoy improved collaboration, visibility, and reporting.

•
Announced the acquisitions of PostUp, which adds sophisticated email and audience development solutions targeting the media and publishing verticals to our Customer Experience Management Solution Suite; as well as Kapost, which adds a cloud-based content operations platform with built-in artificial intelligence, advanced analytics, and a robust set of APIs to our Upland Enterprise Sales Enablement solution suite.

•	Introduced Rant & Rave, a leading provider of cloud-based customer engagement solutions in the UK, to customers in the US, and introduced Upland Mobile Messaging to customers in the UK.

Business Outlook

For the quarter ending September 30, 2019, Upland expects reported total revenue to be between $53.5and $55.5 million, including subscription and support revenue between $49.8 and $51.4 million, for growth in recurring revenue of 49% at the mid-point over the quarter-ended September 30, 2018. Third quarter 2019 Adjusted EBITDA is expected to be between $19.8 and $20.8 million, for an Adjusted EBITDA margin of roughly 37% at the mid-point, representing growth of 55% at the mid-point over the quarter-ended September 30, 2018.
For the full year ending December 31, 2019, Upland expects reported total revenue to be between $209.9 and $213.9 million, including subscription and support revenue between $195.4 and $198.6 million, for growth in recurring revenue of 44% at the mid-point over the year ended December 31, 2018. Full year 2019 Adjusted EBITDA is expected to be between $77.2 and $79.2 million, for an Adjusted EBITDA margin of 37% at the mid-point, representing growth of 47% at the mid-point over the year ended December 31, 2018.
Conference Call Details
Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 1378273. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com for twelve months.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in cloud-based enterprise work management software. Upland provides seven enterprise cloud solution suites that enable more than one million users at over 9,000 accounts to win and engage customers, automate business operations, manage projects and IT costs, and share knowledge throughout the enterprise. All of Upland’s solutions are backed by a 100 percent customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.
Upland defines annual net dollar retention rate (NDRR) as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year. This measure excludes the revenue value of uncontracted overage fees and on-demand service fees.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law.

These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.
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Investor Relations Contact:
Mike Hill
Upland Software
512-960-1031
investor-relations@uplandsoftware.com

Media Contact:
Christina Turner
Media@uplandsoftware.com
833-875-2631

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, unaudited, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenue:
Subscription and support	$48,715	$33,154	$93,698	$60,883
Perpetual license	575	683	1,232	2,309
Total product revenue	49,290	33,837	94,930	63,192
Professional services	3,723	2,109	6,576	4,369
Total revenue	53,013	35,946	101,506	67,561
Cost of revenue:
Subscription and support	14,622	9,580	27,896	18,829
Professional services	1,961	1,269	3,475	2,665
Total cost of revenue	16,583	10,849	31,371	21,494
Gross profit	36,430	25,097	70,135	46,067
Operating expenses:
Sales and marketing	7,989	5,248	14,971	9,656
Research and development	7,008	5,286	13,406	10,177
Refundable Canadian tax credits	(85)	(203)	(171)	(305)
General and administrative	12,042	8,464	22,036	15,464
Depreciation and amortization	5,744	3,853	11,003	5,983
Acquisition-related expenses	9,264	3,140	16,987	6,242
Total operating expenses	41,962	25,788	78,232	47,217
Loss from operations	(5,532)	(691)	(8,097)	(1,150)
Other expense:
Interest expense, net	(5,246)	(3,143)	(10,362)	(5,637)
Other income (expense), net	(692)	(524)	(1,453)	(221)
Total other expense	(5,938)	(3,667)	(11,815)	(5,858)
Loss before provision for income taxes	(11,470)	(4,358)	(19,912)	(7,008)
Benefit from (provision for) income taxes	6,101	(872)	6,713	(1,383)
Net loss	$(5,369)	$(5,230)	$(13,199)	$(8,391)
Net income (loss) per common share:
Basic	$(0.24)	$(0.26)	$(0.61)	$(0.42)
Weighted average common shares outstanding:
Basic	22,619,805	19,901,599	21,531,216	19,830,401

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$108,361	$16,738
Accounts receivable, net of allowance	36,758	40,841
Deferred commissions, current	3,280	2,633
Unbilled receivables	3,995	3,694
Prepaid and other	4,620	3,382
Total current assets	157,014	67,288
Canadian tax credits receivable	1,857	1,573
Property and equipment, net	3,568	2,827
Operating lease right-of-use asset	6,325	—
Intangible assets, net	207,232	179,572
Goodwill	273,363	225,322
Deferred commissions, noncurrent	7,957	6,292
Other assets	264	324
Total assets	$657,580	$483,198
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,555	$3,494
Accrued compensation	5,840	6,581
Accrued expenses and other current liabilities	17,863	16,666
Deferred revenue	59,568	57,626
Due to sellers	18,032	17,267
Operating lease liabilities, current	2,614	—
Current maturities of notes payable	—	6,015
Total current liabilities	107,472	107,649
Notes payable, less current maturities	305,335	273,713
Deferred revenue, noncurrent	246	578
Operating lease liabilities, noncurrent	4,097	—
Noncurrent deferred tax liability, net	6,773	13,311
Other long-term liabilities	685	640
Total liabilities	424,608	395,891
Stockholders’ equity:
Common stock	3	2
Additional paid-in capital	338,732	180,481
Accumulated other comprehensive loss	(6,889)	(7,501)
Accumulated deficit	(98,874)	(85,675)
Total stockholders’ equity	232,972	87,307
Total liabilities and stockholders’ equity	$657,580	$483,198

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2019	2018

Operating activities
Net loss	$(13,199)	$(8,391)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,152	9,217
Deferred income taxes	(12,024)	275
Amortization of deferred commissions	1,735	1,115
Foreign currency re-measurement (gain) loss	(212)	269
Non-cash interest and other expense	565	404
Non-cash stock compensation expense	11,529	6,599
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	8,410	2,963
Prepaids and other	2,415	(2,545)
Accounts payable	(483)	(476)
Accrued expenses and other liabilities	(5,756)	(3,898)
Deferred revenue	(2,736)	(1,792)
Net cash provided by operating activities	5,396	3,740
Investing activities
Purchase of property and equipment	(364)	(515)
Purchase business combinations, net of cash acquired	(82,824)	(45,362)
Net cash used in investing activities	(83,188)	(45,877)
Financing activities
Payments on capital leases	(357)	(505)
Proceeds from notes payable, net of issuance costs	39,339	49,375
Payments on notes payable	(13,749)	(1,876)
Taxes paid related to net share settlement of equity awards	(4,811)	(3,862)
Issuance of common stock, net of issuance costs	151,535	382
Additional consideration paid to sellers of businesses	(3,340)	(4,294)
Net cash provided by financing activities	168,617	39,220
Effect of exchange rate fluctuations on cash	798	(372)
Change in cash and cash equivalents	91,623	(3,289)
Cash and cash equivalents, beginning of period	16,738	22,326
Cash and cash equivalents, end of period	$108,361	$19,037
Supplemental disclosures of cash flow information:
Cash paid for interest	$10,298	$5,260
Cash paid for taxes	$1,691	$1,856
Noncash investing and financing activities:
Business combination consideration including holdbacks and earnouts	$5,175	$6,781
Equipment acquired pursuant to capital lease obligations	$44	$—

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of net income (loss) to Adjusted EBITDA:
Net loss	$(5,369)	$(5,230)	$(13,199)	$(8,391)
Add:
Depreciation and amortization expense	7,765	5,045	15,152	9,217
Interest expense, net	5,246	3,143	10,362	5,637
Other expense (income), net	692	524	1,453	221
Provision for income taxes	(6,101)	872	(6,713)	1,383
Stock-based compensation expense	6,901	4,022	11,529	6,599
Acquisition-related expense	9,264	3,140	16,987	6,242
Purchase accounting deferred revenue discount	685	1,029	1,282	2,418
Adjusted EBITDA	$19,083	$12,545	$36,853	$23,326

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$(5,369)	$(5,230)	$(13,199)	$(8,391)
Add:
Stock-based compensation expense	6,901	4,022	11,529	6,599
Amortization of purchased intangibles	7,204	4,485	14,041	8,101
Amortization of debt discount	282	214	565	404
Acquisition-related expense	9,264	3,140	16,987	6,242
Purchase accounting deferred revenue discount	685	1,029	1,282	2,418
Provision for Income Tax - nonrecurring	—	—	—	—
Tax effect of adjustments above	(1,037)	(185)	(2,728)	(263)
Non-GAAP net income	$17,930	$7,475	$28,477	$15,110

Weighted average ordinary shares outstanding, basic	22,619,805	19,901,599	21,531,216	19,830,401
Weighted average ordinary shares outstanding, diluted	23,622,830	20,983,208	22,360,713	20,831,769
Non-GAAP earnings per share, basic	$0.79	$0.38	$1.32	$0.77
Non-GAAP earnings per share, diluted	$0.76	$0.36	$1.27	$0.73

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Stock-based compensation:
Cost of revenue	$353	$190	$513	$268
Research and development	632	375	953	488
Sales and marketing	365	154	504	199
General and administrative	5,551	3,303	9,559	5,644
Total	$6,901	$4,022	$11,529	$6,599

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Depreciation:
Cost of revenue	$238	$427	$519	$863
Operating expense	323	133	592	253
Total	$561	$560	$1,111	$1,116

Amortization:
Cost of revenue	$1,783	$765	$3,630	$2,370
Operating expense	5,421	3,720	10,411	5,731
Total	$7,204	$4,485	$14,041	$8,101